Application For Variable Immediate Annuity
With Aid Association For Lutherans, (AAL),
A Fraternal Benefit Society, Appleton, WI 54919

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Section 1 - Replacement

Is this certificate intended to replace any part of, or all of, another insurance company's life or annuity contract? (yes/no checkbox)
Is this certificate intended to replace any part of, or all of, an AAL certificate? (yes/no checkbox)
Is a 1035 exchange desired? (yes/no checkbox)

Section 2 - Proposed Annuitant

Name (print title, first, middle, last, and suffix name, as applicable)
Social Security number
Date of birth (mo/day/yr)
Sex
Residence state

Section 3 - Proposed Joint Annuitant (Joint Life Income Only)

Name (print title, first, middle, last, and suffix name, as applicable)
Social Security number
Date of birth (mo/day/yr)
Sex
Residence state

Section 4 - Proposed Owner / Applicant (If different than Annuitant)

Name of entity / trust (print name / title, as applicable)
Tax ID
Type of owners:
         Trust (checkbox)
         (checkbox and description for other types)

Authorized person(s) / trustee(s) who can sign on behalf of entity / trust:
1.
2.

Section 5 - Immediate Annuity Product Information

Single Premium Allocation: Must total 100% and be in whole numbers.
Single premium - $ (dollar amount)

(Table consist of 16 rows and 2 columns with Subaccount Name and Single % columns)

Income frequency
Monthly (checkbox)
Quarterly (checkbox)
Semi-annually (checkbox)
Annually (checkbox)
Annual Paid Monthly (checkbox)

Payment method
EFT - Direct deposit (checkbox)
(other checkbox and description)

Assumed Investment Return
3% (checkbox)
4% (checkbox)
5% (checkbox)

Payment date: (number) Day of month payment is distributed.

Contract Option (checkboxes)
Irrevocable - I have selected an irrevocable income, and understand that this option provides an income of periodic payments for the terms I have elected. Once the irrevocable income is accepted, it cannot be surrendered for cash, amended, revoked, or changed in any manner. In addition, the cash value cannot be transferred to any other settlement option. I understand that AAL cannot reverse or reissue the income after I have accepted it.

Revocable - I have selected a revocable income, and understand that this option provides an income of periodic payments for the term I have elected. This income can be surrendered for cash if surrendered in the guaranteed payment period. In addition, if I elect a partial withdrawal the remaining value will be placed into a new income at the then current rates.

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Income Options
Life Income (checkbox)
Single (checkbox)
Joint (checkbox)
Joint income reduction factor (checkbox)
0 (checkbox)
1/2 (checkbox)
1/3 (checkbox)
1/4(checkbox)
Guaranteed payment period: Year(s) Month(s)

Fixed Period (checkbox)
Year(s) Month(s)

Plan Type: (checkboxes)
Regular Annuity - Not Pension
IRA
IRA - Spousal
IRA - Regular Rollover
IRA - Direct Rollover
IRA - Transfer
Roth IRA - Contributory
Roth IRA Rollover / Transfer - Contributory
Roth IRA Rollover / Transfer - Conversion
Roth IRA - Conversion
TSA
TSA - Transfer
Self Employed - Money Purchase
Self Employed - Profit Sharing
Corporate - Profit Sharing
Corporate - Money Purchase
SEP
Other
         Other description

Telephone Authorization:
Yes (checkbox)
No (checkbox)

By checking "Yes" above, the owner agrees and understands as follows:

1. AAL is authorized to accept and act upon telephone instructions from me for the following purposes: reallocation of annuity units, address changes, and any other transaction made available by AAL for telephone transfer. Any transfers shall be made on the annuity unit values determined following AAL's receipt of instructions in proper order.
2. AAL may refuse telephone instructions if the caller cannot provide proper identification of person or account. Without prior disclosure, AAL may record any telephone conversation containing such instructions. If AAL acts in good faith upon the telephone instructions, AAL (and any affiliate or agent) will not be liable for any loss, expense or cost arising out of any telephone instructions.
3. AAL may modify, suspend, or discontinue this privilege at any time without prior notice. The privilege is subject to terms of the certificate, the current prospectus, and any other rules enacted by AAL. This authorization is valid until written cancellation notice, signed by me, is received by AAL. All terms are binding on my agents, heirs, and assigns.

Section 6 - Premium Information

Single Premium paid by:

(Table has 2 columns Type and dollar amounts)
Values of Type Column:
Check / Money Order
Internal Rollover / Transfer / 1035 Exchange
External Rollover / Transfer / 1035 Exchange
Loan
Complete Withdrawal / Surrender
Surplus Refunds
Partial Withdrawal
CD Transfer or Non-IRA / Pension Asset Transfer
Other
         Other Description
Total Single Premium Amount

First tax year
         Amount (dollar listed)
         Tax year
Second tax year
         Amount (dollar listed)
         Tax year

Section 7 - Special Requests

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Section 8 - Beneficiary Designation

If you are completing the application on paper, complete a
beneficiary designation form printed from the Forms System.

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Section 9 - Agreement And Authorization

I understand and agree that:
1. I have personally read (or had read to me) and verified all statements and answers provided to the AAL representative as part of this application.
2. This application will become part of the variable immediate annuity contract.
3. No change in this application shall be made without the owner's written consent.
4. No representative of AAL is authorized to change or waive any terms of this agreement or to make any promises or representations other than those contained in this agreement.
5. AAL reserves the right to allocate any of the single payment amount allocated to the variable subaccounts to the money market subaccount until the expiration of the free look period in those states that require a full refund of premium paid during the free look period. More detailed information on the allocation of the single payment during the free look period is contained in the prospectus.
6. Under the immediate annuity contract applied for, the Annuity Payments, when based on the performance of the Variable Account, are not guaranteed as to dollar amount (except for the first payment).
7. I have received and reviewed the current prospectus for the AAL Variable Immediate Annuity and underlying mutual funds. I understand the provisions of the prospectus and agree to its terms.
8. The proposed annuitant / member will be the owner unless someone else is designated in Section 4.

I have read (or have had read to me) the statements and answers made on this application. The signature below applies to all sections and statements on this application.

Signed at
City
State

Signature of proposed annuitant / member
Date signed (mo/day/yr)

Signature of proposed joint annuitant / member
Date signed (mo/day/yr)

Signature of owner / applicant
Date signed (mo/day/yr)

Signature of owner / applicant
Date signed (mo/day/yr)

Caution: If your answers on this application are incorrect or untrue, AAL may have the right to deny benefits or rescind your certificate.

I certify that I have asked all questions and recorded all answers as they were given to me and reviewed these with the proposed annuitant / owner.

To the best of my knowledge, the certificate applied for for  is (checkbox)  is not (checkbox) intended to replace any part of, or all of, another life insurance or annuity contract.

Signature of AAL representative Date signed (mo/day/yr)

DR name / Code number / ID

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Section 10 - Representative's Information

1. (a) Do you claim production credit on an assigned congregation basis? (yes/no checkbox)
       If No, explain -
       Complete only if you are the servicing representative but not the DR of the branch listed.
                  Reason for override
                  Service override number
   (b) Should the application credit be split? If yes, list split below and give reason.

       (table consists of 4 rows and 2 columns: Agent Identification Number and Split Percent*)
       * Note: The total split percent must equal 100%.

   (c) Reason for credit split - Description

2. (a) Does the proposed annuitant have any other applications pending or being submitted other than this application? (yes/no checkbox)
       If Yes, list below.

   (b) Does any other family member have applications pending with AAL? If Yes, list below.

      (table consists of 4 rows and 3 columns: Name, Date Applied, and Plan)

3. Will this application be electronically transmitted? (yes/no checkbox)

Additional Details

To the best of my knowledge and belief:
Required disclosures, Buyer's Guide, Prospectus, and Receipt Of Payment were left with the proposed annuitant.

Signature of AAL representative / Date signed (mo/day/yr)

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